Exhibit 99.1

T-Mobile and Sprint Announce Amendment to Business Combination Agreement

Companies drive forward toward closing the merger to become the New T-Mobile as early as April 1, 2020

Bellevue, Washington and Overland Park, Kansas – February 20, 2020 – T-Mobile US, Inc. (NASDAQ: TMUS) and Sprint Corporation (NYSE: S) today announced that they have entered into an amendment to their definitive Business Combination Agreement to create the New T-Mobile. The Boards of Directors of T-Mobile and Sprint have unanimously approved the amendment. The amendment has no impact on T-Mobile’s previously stated outlook on the New T-Mobile’s synergies, long-term profitability and cash generation.

A separate arrangement entered into by SoftBank Group Corp. in connection with the amendment will result in an effective exchange ratio of approximately 11.00 Sprint shares for each T-Mobile share immediately following the closing of the merger, an increase from the originally agreed 9.75 shares. This is a result of SoftBank agreeing to surrender approximately 48.8 million T-Mobile shares acquired in the merger to New T-Mobile immediately following the closing of the transaction, making SoftBank’s effective ratio 11.31 Sprint shares per T-Mobile share. Sprint shareholders other than SoftBank will continue to receive the original fixed exchange ratio of 0.10256 T-Mobile shares for each Sprint share, or the equivalent of approximately 9.75 Sprint shares for each T-Mobile share.

Immediately following the closing, and after the surrender of shares by SoftBank, Deutsche Telekom and SoftBank are expected to hold approximately 43% and 24%, respectively, of the fully diluted New T-Mobile shares, with the remaining approximately 33% held by public shareholders.

T-Mobile has agreed to re-issue to SoftBank the previously surrendered shares upon the achievement of certain stock price milestones by New T-Mobile during a specified measurement period, and subject to certain additional terms, as outlined in the letter agreement that will be filed by each of T-Mobile and Sprint with the SEC.

In addition, the amendment extends the “outside date” under the Business Combination Agreement to July 1, 2020, and modifies certain other provisions of the Business Combination Agreement as described in the companies’ SEC filings.

“Today’s announcement is another significant step forward toward finally closing this transaction! Throughout this journey, T-Mobile and Sprint have been singularly focused on one thing: building a supercharged Un-carrier that will offer U.S. consumers a broad and deep nationwide 5G network, more choice and greater competition. We are now on the threshold of achieving our goal. And did I mention how fun it’s going to be sticking it to Dumb, Dumber and Big Cable along the way? This is going to be epic!” said John Legere, CEO of T-Mobile.

“With today’s agreement in place, we are now turning our attention toward our goal of closing this transaction and creating the New T-Mobile as early as April 1, 2020,” said Mike Sievert, COO and President of T-Mobile, and appointed CEO of the company starting on May 1, 2020. “We are on the verge of being able to do what we’ve set out to do from day one — reshape a broken wireless industry and create the new standard for consumers when it comes to value, speed, quality and service. The New T-Mobile is literally going to change wireless for good and now we’re almost ready to get to the fun part: bringing our teams together, building this supercharged Un-carrier and becoming the envy of the wireless industry and beyond!”

“Completing this step is yet another critical milestone in securing Sprint’s future, and it brings us one step closer to closing this historic transaction that has been years in the making,” said Marcelo Claure, Sprint Executive Chairman. “I’m incredibly thankful for the perseverance and resilience of everyone that has gotten us to this point.”

The T-Mobile and Sprint combination remains subject to certain closing conditions. Additional information can be found at www.NewTMobile.com.

PJT Partners and Goldman Sachs are acting as financial advisors to T-Mobile. Wachtell, Lipton, Rosen & Katz is providing legal counsel to T-Mobile and Deutsche Telekom. Evercore is acting as financial advisor to the committee of independent directors of T-Mobile and Latham & Watkins is providing legal counsel to the committee of independent directors. Morgan Stanley is serving as a financial advisor to Deutsche Telekom.

The Raine Group LLC is acting as lead financial advisor to Sprint. J.P. Morgan is also acting as a financial advisor to Sprint. Morrison & Foerster LLP is providing legal counsel to Sprint and SoftBank.

About T-Mobile

As America’s Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. Our advanced nationwide 4G LTE network delivers outstanding wireless experiences to 86.0 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile US provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information, please visit http://www.t-mobile.com.

About Sprint:

Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 54.2 million connections as of December 31, 2019 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Today, Sprint’s legacy of innovation and service continues with an increased investment to dramatically improve coverage, reliability, and speed across its nationwide network and commitment to launching a 5G mobile network in the U.S. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.

Important Additional Information

In connection with the proposed transaction, T-Mobile US, Inc. (“T-Mobile”) has filed a registration statement on Form S-4 (File No. 333-226435), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 29, 2018, and which contains a joint consent solicitation statement of T-Mobile and Sprint Corporation (“Sprint”), that also constitutes a prospectus of T-Mobile (the “joint consent solicitation statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The documents filed by T-Mobile may be obtained free of charge at T-Mobile’s website, at www.t-mobile.com, or at the SEC’s website, at www.sec.gov, or from T-Mobile by requesting them by mail at T-Mobile US, Inc., Investor Relations, 1 Park Avenue, 14th Floor, New York, NY 10016, or by telephone at 212-358-3210. The documents filed by Sprint may be obtained free of charge at Sprint’s website, at www.sprint.com, or at the SEC’s website, at www.sec.gov, or from Sprint by requesting them by mail at Sprint Corporation, Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B679, Overland Park, Kansas 66251, or by telephone at 913-794-1091.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements concerning T-Mobile, Sprint and the proposed transaction between T-Mobile and Sprint. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction, including anticipated future financial and operating results, synergies, accretion and growth rates, T-Mobile’s, Sprint’s and the combined company’s plans, objectives, expectations and intentions, and the expected timing of completion of the proposed transaction. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the failure to obtain, or delays in obtaining, required regulatory approvals, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction, or the failure to satisfy any of the other conditions to the proposed transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the business combination agreement; adverse effects on the market price of T-Mobile’s or Sprint’s common stock and on T-Mobile’s or Sprint’s operating results because of a failure to complete the proposed transaction in the anticipated timeframe or at all; inability to obtain the financing contemplated to be obtained in connection with the proposed transaction on the expected terms or timing or at all; the ability of T-Mobile, Sprint and the combined company to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein; adverse changes in the ratings of T-Mobile’s or Sprint’s debt securities or adverse conditions in the credit markets; negative effects of the announcement, pendency or consummation of the transaction on the market price of T-Mobile’s or Sprint’s common stock and on T-Mobile’s or Sprint’s operating results, including as a result of changes in key customer, supplier, employee or other business relationships; significant transaction costs, including financing costs, and unknown liabilities; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; costs or difficulties related to the integration of Sprint’s network and operations into T-Mobile; the risk of litigation or regulatory actions, including the antitrust litigation brought by the attorneys general of thirteen states and the District of Columbia; the inability of T-Mobile, Sprint or the combined company to retain and hire key personnel; the risk that certain contractual restrictions contained in the business combination agreement during the pendency of the proposed transaction could adversely affect T-Mobile’s or Sprint’s ability to pursue business opportunities or strategic transactions; effects of changes in the regulatory environment in which T-Mobile and Sprint operate; changes in global, political, economic, business, competitive and market conditions; changes in tax and other laws and regulations; and other risks and uncertainties detailed in the Form S-4, as well as in T-Mobile’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” as well as in its subsequent reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.t-mobile.com, and in Sprint’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “MD&A — Forward-Looking Statements,” as well as in its subsequent reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.sprint.com. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. T-Mobile and Sprint assume no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.